Exhibit 99.1

MAIA Biotechnology CEO Presents Telomere Targeting Efficacy at Romania’s 2025 Smart Diaspora Conference on Oncology Research and Innovation

Company starts enrollment in Romania for Phase 2 THIO-101 Part C study of ateganosine as a treatment for advanced non-small cell lung cancer patients

CHICAGO – November 20, 2025 – MAIA Biotechnology, Inc. (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company focused on developing targeted immunotherapies for cancer, today announced a presentation by CEO Vlad Vitoc, M.D.

at Smart Diaspora 2025, a conference dedicated to advancing oncology research and innovation in Romania. Dr. Vitoc noted Romania as the most recent country to begin screening patients for the expansion phase of its THIO-101 Phase 2 clinical trial which evaluates ateganosine sequenced with an immune checkpoint inhibitor as a third-line treatment for non-small cell lung cancer (NSCLC).

“It is rewarding to bring MAIA’s Phase 2 expansion trial of our lead candidate to my home country, where NSCLC continues to challenge medical oncologists with limited treatment options. In third-line NSCLC patients who have become resistant to chemo and immunotherapy, current treatments have response rates of up to 6%. Our investigators are very excited about the observed 38% response rates from our treatment with ateganosine offering a compelling alternative for this large patient population,” said Dr. Vitoc. “By expanding our study to Romania, we are accelerating patient access to our innovative telomere-targeting therapy, and strengthening our strategy to pursue accelerated approval in the U.S. based on the FDA’s Fast Track Designation we received in July.”

Lung cancer stands out as Romania’s most lethal type of cancer, with NSCLC representing the highest proportion. Across Europe, Romania is among the top five countries by incidence rate.

Tudor Ciuleanu, MD, PhD, a member of MAIA’s scientific advisory board and key investigator THIO-101 Part C in Romania, commented, “There is a strong need in Romania for novel treatment approaches that can overcome immune checkpoint resistance, and ateganosine represents a promising therapeutic strategy with the potential to greatly improve treatment outcomes for late-stage NSCLC patients.”

Dr. Ciuleanu is a prominent figure in oncology in Romania and a key opinion leader in non-small cell lung cancer and colorectal cancer across Eastern Europe. He is a professor of oncology at the Iuliu Haţieganu University of Medicine and Pharmacy and the Ion Chiricuta Institute of Oncology, leading cancer centers advancing diagnosis and treatment throughout Romania. He has served as key investigator in more than 90 phase 3 and phase 2 clinical trials of most immune therapy agents and is among the most highly published oncologists in the region.

About Ateganosine

Ateganosine (THIO, 6-thio-dG or 6-thio-2’-deoxyguanosine) is a first-in-class investigational telomere-targeting agent currently in clinical development to evaluate its activity in non-small cell lung cancer (NSCLC). Telomeres, along with the enzyme telomerase, play a fundamental role in the survival of cancer cells and their resistance to current therapies. The modified nucleotide 6-thio-2’-deoxyguanosine induces telomerase-dependent telomeric DNA modification, DNA damage responses, and selective cancer cell death. Ateganosine-damaged telomeric fragments accumulate in cytosolic micronuclei and activates both innate (cGAS/STING) and adaptive (T-cell) immune responses. The sequential treatment of ateganosine followed by PD-(L)1 inhibitors resulted in profound and persistent tumor regression in advanced, in vivo cancer models by induction of cancer type–specific immune memory. Ateganosine is presently developed as a second or later line of treatment for NSCLC for patients that have progressed beyond the standard-of-care regimen of existing checkpoint inhibitors.

About THIO-101 Phase 2 Clinical Trial

THIO-101 is a multicenter, open-label, dose finding Phase 2 clinical trial. It is the first trial designed to evaluate ateganosine’s anti-tumor activity when followed by PD-(L)1 inhibition. The trial is testing the hypothesis that low doses of ateganosine administered prior to cemiplimab (Libtayo®) will enhance and prolong immune response in patients with advanced NSCLC who previously did not respond or developed resistance and progressed after first-line treatment regimen containing another checkpoint inhibitor. The trial design has two primary objectives: (1) to evaluate the safety and tolerability of ateganosine administered as an anticancer compound and a priming immune activator (2) to assess the clinical efficacy of ateganosine using Overall Response Rate (ORR) as the primary clinical endpoint. The expansion of the study will assess overall response rates (ORR) in advanced NSCLC patients receiving third line (3L) therapy who were resistant to previous checkpoint inhibitor treatments (CPI) and chemotherapy. Treatment with ateganosine followed by cemiplimab (Libtayo®) has shown an acceptable safety profile to date in a heavily pre-treated population. For more information on this Phase II trial, please visit ClinicalTrials.gov using the identifier NCT05208944.

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is ateganosine (THIO), a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Forward Looking Statements

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